UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 1, 2026
Date of Report (Date of earliest event reported)

1-13948
(Commission file number)
MATIV HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware		62-1612879
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

100 Kimball Place,	Suite 600
Alpharetta,	Georgia	30009
(Address of principal executive offices)		(Zip Code)

1-770-569-4229
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MATV	New York Stock Exchange

☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On July 1, 2026, the Board of Directors (the “Board”) of Mativ Holdings, Inc. (the “Company”) increased the size of the Board from 6 to 7 members and appointed Bruce Hausmann to serve as a director of the Company, effective July 1, 2026, to fill the newly created vacancy. Mr. Hausmann was appointed as a Class I director, with a term expiring at the Company’s 2029 Annual Meeting of Stockholders.

Mr. Hausmann, age 56, has served as Vice President and Chief Financial Officer of Interface, Inc. (NASDAQ: TILE), a global manufacturer of flooring solutions and leader in sustainability, since April 2017. At Interface, Mr. Hausmann leads the company’s global financial operations and is responsible for overall leadership of Interface’s finance, accounting, tax, treasury, risk management, financial reporting, and investor relations functions. Mr. Hausmann is a seasoned corporate and operational finance leader with over 25 years of experience across a range of industries — including Technology, Managed Services, Consumer Products, and Commercial Industrials — and with public, private equity, and venture-backed capital structures. Throughout his career, Mr. Hausmann has played an integral role in leading organizations through transformational mergers and acquisitions and other corporate finance transactions. Prior to joining Interface, Mr. Hausmann held senior financial leadership roles with Aramark Corporation and The Walt Disney Company. Mr. Hausmann holds a Bachelor of Science degree in Finance from Arizona State University and is a Certified Public Accountant (Inactive).

The Board has determined that Mr. Hausmann qualifies as an “independent director” under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines, and that he qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K. The Board has appointed Mr. Hausmann to serve on the Audit Committee of the Board, effective July 1, 2026.

In connection with his service on the Board, Mr. Hausmann will participate in the Company’s non-employee director compensation program on the same basis as the Company’s other non-employee directors. Compensation for the Company’s non-employee directors is described under “Compensation of Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2026; provided, however, that on June 17, 2026, the Compensation Committee of the Board approved an increase in the annual stock-based retainer for non-employee directors to $150,000 following a review of market data with its independent compensation consultant. The Company will also enter into its standard form of indemnification agreement with Mr. Hausmann, the form of which has been previously filed with the Securities and Exchange Commission.

There are no arrangements or understandings between Mr. Hausmann and any other person pursuant to which Mr. Hausmann was selected as a director. There are no transactions involving Mr. Hausmann that would be required to be reported under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Hausmann and any director or executive officer of the Company.

A copy of the press release issued by the Company on July 1, 2026 announcing Mr. Hausmann’s appointment to the Board is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release, dated July 1, 2026, announcing appointment of Bruce Hausmann as a director
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mativ Holdings, Inc.
(Registrant)

By:	/s/ Mark W. Johnson
Name:	Mark W. Johnson
Title:	Chief Legal and Administrative Officer and Corporate Secretary
Date:	July 1, 2026